UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2008

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	001-14783	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza
Jericho, NY 11753
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 465-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 28, 2008, the Company issued a press release announcing its earnings for the period ended March 31, 2008, furnished herewith as Exhibit 99.1.

At its April 29, 2008 meeting, the Company's Board of Directors declared a cash dividend of $0.15 per share, to be paid on June 16, 2008 to stockholders of record as of May 23, 2008.  The press release announcing such declaration is furnished herewith as Exhibit 99.2.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

At its April 29, 2008 meeting, the Company’s Board of Directors (the “Board”) appointed Thomas E. Christman Non-Executive Chairman of the Board. Mr. Christman has been a Director of the Company since 2001 and has served on the Board’s Loan Committee and Asset/Liability Management Committee (“ALCO”). He is a Certified Public Accountant and has enjoyed a distinguished career in the financial services industry.

ITEM 8.01 - OTHER EVENTS

On April 29, 2008, the Company held its Annual Stockholders’ Meeting.  Three proposals were voted on and the results were reported at this meeting.

The first proposal was to elect four directors, John J. LaFalce, John F. Picciano, Suzanne H. Rueck, and Jeffrey S. Wilks, for a three year term and one director, Nicos Katsoulis, for a one year term. The Board of Directors of the Company, upon recommendation of the Nominating and Governance Committee, nominated this slate of directors, all of whom are presently members of the Board. This proposal was approved by the majority of voting stockholders.

The second proposal was to approve the Company’s 2008 Non-Employee Directors Stock Plan (the “2008 Plan”). The 2008 Plan, which the Board of Directors adopted on March 25, 2008, subject to shareholder approval, will replace the Company’s expiring Director Stock Plan (1998). The 2008 Plan was previously disclosed in its entirety as Appendix I to the Company’s DEF 14A filing on March 31, 2008. This proposal was approved by the majority of voting stockholders.

The third proposal was a stockholder proposal relating to majority voting requirements. The proposal required that the Company adopt simple majority vote requirements in its Charter and By-Laws. This proposal was rejected by a majority of the voting stockholders.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

           The following Exhibits are furnished as part of this report.

           Exhibit 99.1   Press release issued by the Company on April 28, 2008 announcing its earnings for the period ended March 31, 2008

           Exhibit 99.2   Press release issued by the Company on April 29, 2008 announcing the declaration of a cash dividend of $0.15 per share

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2008	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer

Index of Exhibits

Exhibit 99.1   Press release issued by the Company on April 28, 2008 announcing its earnings for the period ended March 31, 2008

Exhibit 99.2   Press release issued by the Company on April 29, 2008 announcing the declaration of a cash dividend of $0.15 per share